UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2010

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On March 9, 2010, our Board of Directors approved a change to our fiscal year period from a fiscal year ending on December 31 to a fiscal year based on a static 52 week calendar wherein every fiscal quarter is comprised of exactly 13 weeks or 91 days. The change will be effective beginning with our current fiscal year, with the first quarter ending on April 3, 2010; the second quarter ending on July 3, 2010; the third quarter ending on October 2, 2010 and our fiscal year ending on January 1, 2011. Because the change in our fiscal year end represents only one day, a report regarding the transition period will not be required.

In connection with our continuous improvement initiatives (internally referred to as “Performance Excellence through People” or “PEP”), we have identified this calendar change as an area of process improvement. The change will align our external reporting calendar with our weekly internal production and sales reporting. Internally, each week will end on Saturday at midnight, and we expect this will help us improve the effectiveness and timeliness of managerial and financial reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

Date	March 12, 2010	By:	/s/ Eric Davis
Eric Davis
Vice President and Chief Financial Officer